CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of the Oregon Steel Mills, Inc. Employee Stock Ownership Plan on Form S-8 (File No. 33-26739) of our report, dated February 27, 1996, on our audits of the financial statements and supplemental schedules of the Oregon Steel Mills, Inc. Employee Stock Ownership Plan as of December 31, 1995, 1994, and 1993, and for the years then ended, which report is included in this Annual Report on Form 11-K.




                                          /s/Coopers & Lybrand L.L.P.
                                          Coopers & Lybrand L.L.P.



Portland, Oregon
March 27, 1996
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